UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2005

PERFORMANCE FOOD GROUP COMPANY

(Exact Name of Registrant as Specified in Charter)

Tennessee	0-22192	54-0402940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12500 West Creek Parkway Richmond, Virginia (Address of Principal Executive Offices)	23238 (Zip Code)

(804) 484-7700
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES

Item 2.01. Completion of Acquisition or Disposition of Assets.

     On June 28, 2005, Performance Food Group Company, a Tennessee corporation (the “Company”) completed the sale to Chiquita Brands International, Inc., a New Jersey corporation (“Chiquita”), of all of the outstanding shares of capital stock of the companies comprising the Company’s Fresh-Cut segment, consisting of Fresh International Corp., Fresh Advantage, Inc., Redi-Cut Foods, Inc., K.C. Salad Holdings, Inc. and each of their subsidiaries for a purchase price of $855 million, plus cash at closing and customary adjustments in working capital (the “Disposition”). In addition, Chiquita will reimburse the Company for checks in excess of deposits which were drawn on accounts maintained by the Company, that the Company will be obligated to pay post closing.

     Effective upon consummation of the Disposition, Mark Drever resigned as the Company’s Senior Vice President, Chief Executive Officer – Fresh-cut Division.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

     As a result of the consummation of the Disposition, and as required by the terms of the Senior Notes Purchase Agreements related thereto, the Company was required to redeem all of its outstanding $50,000,000 aggregate principal amount 6.77% Senior Notes, due May 8, 2010. The Company paid $53,527,736 to redeem the notes on June 28, 2005, which redemption amount included a $3,527,736 make whole payment required because of the early redemption.

     Pursuant to the terms of the Stock Purchase Agreement dated as of February 22, 2005, by and between the Company and Chiquita related to the Disposition, the Company was required to pay all amounts necessary to redeem those certain Fresh Advantage, Inc. Taxable Variable Rate Demand Bonds, Series 2001 (the “Fresh Advantage Bonds”) and those certain Industrial Development Authority of the County of Clay, Missouri Industrial Development Revenue Bonds, Series 1999 (K.C. Salad Real Estate L.L.C Project ) (the “K.C. Salad Bonds”). On July 1, 2005, the Company paid $9,024,605 to redeem in full the Fresh Advantage Bonds and $5,737,280 to redeem in full the K.C. Salad Bonds.

Item 9.01. Financial Statements and Exhibits.

(b)	Pro Forma Financial Information

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS FOR
PERFORMANCE FOOD GROUP COMPANY

On June 28, 2005, the Company completed the sale to Chiquita of all of the outstanding shares of capital stock of the companies comprising the Company’s Fresh-Cut segment, consisting of Fresh International Corp., Fresh Advantage, Inc., Redi-Cut Foods, Inc., K.C. Salad Holdings, Inc. and each of their subsidiaries, for a purchase price of $855 million, plus cash at closing and customary adjustments in working capital. In addition, Chiquita will reimburse the Company for checks in excess of deposits which were drawn on accounts maintained by the Company, that the Company will be obligated to pay post closing.

The unaudited pro forma condensed consolidated financial information shown below is based on audited and unaudited historical financial statements of the Company. The unaudited pro forma financial information presented reflects the estimated pro forma effect of the Disposition.

Three unaudited pro forma condensed consolidated financial statements are included herein, as follows:

•	An unaudited pro forma condensed consolidated balance sheet as of April 2, 2005, giving effect to the Disposition as if it occurred on April 2, 2005.

•	An unaudited pro forma condensed consolidated statement of earnings for the three months ended April 2, 2005, giving effect to the Disposition as if it had occurred on January 4, 2004.

•	An unaudited pro forma condensed consolidated statement of earnings for the year ended January 1, 2005, giving effect to the Disposition as if it had occurred on January 4, 2004.

The unaudited pro forma condensed consolidated financial statements include specific assumptions and adjustments related to the Disposition. These pro forma adjustments have been made to illustrate the anticipated financial effect of the Disposition. The adjustments are based upon available information and assumptions that we believe are reasonable as of the date of this filing. However, actual adjustments may differ materially from the information presented. Some decisions regarding the use of sale proceeds have not been made yet. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed consolidated financial statements. These pro forma condensed consolidated statements of earnings do not include the anticipated gain on the Disposition of approximately $197.9 million.

On June 30, 2005, the Company announced it commenced a tender offer to purchase up to 10,000,000 shares of its common stock at a purchase price of not greater than $31.50 nor less than $27.50 per share. The expiration date of this offer is August 11, 2005, unless extended by the Company. Due to the uncertainty surrounding the outcome of the tender offer, its effect has not been considered in the unaudited pro forma financial information included herein.

The unaudited pro forma condensed consolidated financial information presented herein is for informational purposes only. It is not intended to represent or be indicative of the consolidated results of operations or financial position that would have been reported had the Disposition been completed as of the dates presented. The information is not representative of future results of operations or financial position.

PERFORMANCE FOOD GROUP COMPANY AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of April 2, 2005

					Pro Forma
				Performance Food	Adjustments for
	Performance Food	Fresh-cut		Group Pro Forma	Fresh–cut		Performance Food
(In thousands)	Group Historical	Disposition		Before Adjustments	Disposition		Group Pro Forma
Assets
Current assets:
Cash and cash equivalents	$49,710	$(3,921	)(J)	$45,789	$839,000	(A)	$615,224
					(252,050	)(C)
					(2,515	)(D)
					(15,000	)(K)
Accounts receivable, net, including retained interest in securitized receivables	197,498	—		197,498	1,989	(H)	199,487
Inventories	287,097	—		287,097	—		287,097
Other current assets	22,929	—		22,929			22,929
Current assets of discontinued operations	669,061	(669,061	)(B)	—	—		—

Total current assets	1,226,295	(672,982)		553,313	571,424		1,124,737
Net investment in discontinued operations	—	484,684	(B)	484,684	(484,684	)(E)	-
Property, plant and equipment, net	214,247	—		214,247	—		214,247
Goodwill, net	354,037	—		354,037	—		354,037
Other intangible assets, net	53,405	—		53,405	—		53,405
Other assets	14,004	—		14,004	—		14,004

Total assets	$1,861,988	$(188,298)		$1,673,690	$86,740		$1,760,430

Liabilities and Shareholders’ Equity
Current liabilities:
Outstanding checks in excess of deposits	$54,239	$—		$54,239	$—		$54,239
Current installments of long-term debt	661	—		661	—		661
Trade accounts payable	287,791	—		287,791	—		287,791
Other current liabilities	128,104	—		128,104	154,000	(F)	279,589
					(2,515	)(D)
Current liabilities of discontinued operations	203,298	(188,298	)(B)	15,000	4,389	(I)	4,389
					(15,000	)(K)

Total current liabilities	674,093	(188,298)		485,795	140,874		626,669
Long-term debt, excluding current installments	255,719	—		255,719	(252,050	) (C)	3,669
Deferred income taxes	40,871	—		40,871	—		40,871

Total liabilities	970,683	(188,298)		782,385	(111,176)		671,209
Shareholders’ equity	891,305	—		891,305	197,916	(G)	1,089,221

Total liabilities and shareholders’ equity	$1,861,988	$(188,298)		$1,673,690	$86,740		$1,760,430

     See accompanying notes to unaudited pro forma condensed consolidated balance sheet.

PERFORMANCE FOOD GROUP COMPANY

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(A)	Reflects the proceeds received of $855 million in connection with the Disposition and an estimated $14 million of proceeds to be received related to customary closing adjustments, net of $30 million of transaction costs.

(B)	Reflects the elimination of all assets and liabilities of the Fresh-cut segment.

(C)	Reflects the extinguishment of certain of the Company’s outstanding debt of $252 million with the proceeds received from the Disposition.

(D)	Reflects the reduction of interest payable as part of the debt extinguishment noted in footnote (C).

(E)	Reflects the reduction of the net investment in discontinued operations as a result of the Disposition.

(F)	Reflects income taxes payable on the Disposition.

(G)	Reflects the gain recognized from the Disposition, net of taxes and transaction costs.

(H)	Reflects estimated receivables due from Seller.

(I)	Reflects liabilities retained by the Company related to the Disposition.

(J)	Reflects cash retained by the Company that is included within the proceeds.

(K)	Reflects the extinguishment of $15 million of debt that was reflected on the balance sheet of the Fresh-Cut segment, which was included in discontinued operations.

PERFORMANCE FOOD GROUP COMPANY AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

Three Months Ended April 2, 2005

				Performance	Pro Forma
	Performance			Food Group	Adjustments for		Performance
(In thousands, except per	Food Group	Fresh-cut		Pro Forma	Fresh-cut		Food Group
share amounts)	Historical	Disposition		before Adjustments	Disposition		Pro Forma
Net sales	$1,422,807	$—		$1,422,807	$—		$1,422,807
Cost of goods sold	1,242,891	—		1,242,891	—		1,242,891

Gross profit	179,916	—		179,916	—		179,916
Operating expenses	170,490	—		170,490	—		170,490

Operating profit	9,426	—		9,426	—		9,426

Other income (expense), net:
Interest expense	(973)	—		(973)	725	(B)	(248)
Loss on sale of receivables	(1,006)	—		(1,006)	—		(1,006)
Other, net	164	—		164	—		164

Other expense, net	(1,815)	—		(1,815)	725		(1,090)

Earnings from continuing operations before income taxes	7,611	—		7,611	725		8,336
Income tax expense from continuing operations	2,928	—		2,928	279	(C)	3,207

Earnings from continuing operations	4,683	—		4,683	446		5,129
Earnings from discontinued operations	9,012	(9,012	)(A)	—	—		—

Net earnings	$13,695	$(9,012)		$4,683	$446		$5,129

Weighted average common shares outstanding:
Basic	46,872						46,872	(E)
Diluted	47,403						47,403	(E)
Earnings per common share – continuing operations:
Basic	$0.10						$0.11	(E)
Diluted	$0.10						$0.11	(E)

     See accompanying notes to unaudited pro forma condensed consolidated statement of earnings.

PERFORMANCE FOOD GROUP COMPANY AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

Year Ended January 1, 2005

					Performance	Pro Forma
	Performance				Food Group	Adjustments for		Performance
(In thousands, except per	Group Food		Fresh-cut		Pro Forma	Fresh-cut		Group Food
share amounts)	Historical		Disposition		before Adjustments	Disposition		Pro Forma
Net sales	$6,148,923		$(975,845	)(D)	$5,173,078	$—		$5,173,078
Cost of goods sold	5,229,059		(732,942	)(D)	4,496,117	—		4,496,117

Gross profit	919,864		(242,903)		676,961	—		676,961
Operating expenses	806,918		(193,637	) (D)	613,281	—		613,281

Operating profit	112,946		(49,266)		63,680	—		63,680

Other income (expense), net:
Interest expense	(16,829)		8,554	(D)	(8,275)	6,646	(B)	(1,629)
Loss on sale of receivables	(2,421)		—		(2,421)	—		(2,421)
Loss on redemption of Convertible Notes	(10,127)		—		(10,127)			(10,127)
Other, net	1,107		(625	)(D)	482	—		482

Other expense, net	(28,270)		7,929		(20,341)	6,646		(13,695)

Earnings before income taxes	84,676		(41,337)		43,339	6,646		49,985
Income tax expense	32,118		(15,337	)(D)	16,781	2,574	(C)	19,355

Net earnings	$52,558		$(26,000)		$26,558	$4,072		$30,630

Weighted average common shares outstanding:
Basic	46,398							46,398	(E)
Diluted	47,181							47,181	(E)
Earnings per common share:
Basic	$1.13	(F)						$0.66	(E)
Diluted	$1.11	(F)						$0.65	(E)

     See accompanying notes to unaudited pro forma condensed consolidated statement of earnings.

PERFORMANCE FOOD GROUP COMPANY

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(A)	Reflects the elimination of the Fresh-cut segment’s net earnings.

(B)	Reflects the elimination of interest expense related to the Company’s debt as a result of the extinguishment of certain of its debt with the proceeds from the Disposition.

(C)	Reflects the income tax effects of adjustment (B).

(D)	Reflects the elimination of all revenues and expenses of the Fresh-cut segment for the fiscal period ended January 1, 2005.

(E)	Reconciliation of the numerator and denominator of basic and diluted earnings per share are presented below:

	Three Months Ended April 2, 2005			Year Ended January 1, 2005
			Pro Forma			Pro Forma
	Pro Forma	Pro Forma	Per-Share	Pro Forma	Pro Forma	Per-Share
(In thousands, except per share amounts)	Earnings	Shares	Amount	Earnings	Shares	Amount
Basic earnings per share	$5,129	46,872	$0.11	$30,630	46,398	$0.66
Dilutive effect of stock options	—	531	—	—	783	(.01)

Diluted earnings per share	$5,129	47,403	$0.11	$30,630	47,181	$0.65

The above does not include the impact of the cancellation of any stock options held by associates of the Fresh-cut segment, which the Company believes would be immaterial to the calculation.

Options to purchase approximately 2.7 million shares that were outstanding at April 2, 2005 were excluded from the computation of diluted shares because of their anti-dilutive effect on EPS for the three months then ended. The exercise price of these options ranged from $26.75 to $41.15. Options to purchase approximately 2.8 million shares that were outstanding at January 1, 2005 were excluded from the computation of diluted shares because of their anti-dilutive effect on EPS for the year then ended. The exercise price of these options ranged from $25.18 to $41.15.

(F)	Represents historical consolidated EPS amounts. As the measurement date for discontinued operations presentation was February 23, 2005, the income statement for the year ended January 1, 2005 did not include a discontinued operations presentation.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFORMANCE FOOD GROUP COMPANY
By:	/s/ John D. Austin
John D. Austin
Senior Vice President and Chief Financial Officer

Date: July 5, 2005